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                                                                    Exhibit 99.1

                             Corporate Headquarters
     200 East Broward Boulevard, Suite 920 o Fort Lauderdale, Florida 33301
      Telephone: (954) 522-9903 o Facsimile (954) 522-9906 o www.RecUSA.com

                              [RECREATION USA LOGO]
                   "Where America Shops for VRs & Boats"(sm)


For Immediate Release

Wednesday, August 7, 9:00 am Eastern Time

Contact:      Anthony D. Borzillo
              Recreation USA
              954.522.9903

Source:  Recreation USA

                     HOLIDAY RV SUPERSTORES, INC. ANNOUNCES
                    10-FOR-1 REVERSE SPLIT OF ALL OUTSTANDING
                      SHARES OF THE COMPANY'S COMMON STOCK

FT. LAUDERDALE, Fla., August 7, 2002 /PRNewswire-FirstCall/ -- Holiday RV Superstores, Inc. (Nasdaq SmallCap: RVEE - News) announced today that is was effecting a 10-for-1 reverse split of all outstanding shares of the Company's common stock. The action is being taken as part of an effort to maintain the Company's listing on the Nasdaq SmallCap Market. The Company's Board of Directors and stockholders had previously approved the reverse stock split.

As of August 7, 2002, each ten shares of outstanding common stock of the Company will be automatically converted into one share. Beginning that same day, for 20 trading days, the Company's common stock will trade under the symbol "RVEED." Thereafter, the common stock will resume trading under its current symbol "RVEE."

The reverse split will be effective as of 12:01 a.m. EDT on August 7, 2002, and the Company's common stock will begin trading on a post-split basis at the opening of trading on the Nasdaq SmallCap Market that same day. Fractional shares of stock will not be issued as a result of the reverse split. Stockholders who would otherwise receive a fractional share of common stock will be entitled to receive an equivalent amount of cash in lieu of fractional shares. Stockholders will receive instructions by mail regarding the method of exchanging the old stock certificates for new stock certificates. American Stock Transfer & Trust is the Company's transfer agent and will act as the exchange agent for the purpose of implementing the exchange of stock certificates in relation to the reverse stock split. American Stock Transfer & Trust may be reached at telephone (212) 936-5100.

                                   -- more --



                             Corporate Headquarters
     200 East Broward Boulevard, Suite 920 o Fort Lauderdale, Florida 33301
      Telephone: (954) 522-9903 o Facsimile (954) 522-9906 o www.RecUSA.com

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About Recreation USA

Recreation USA operates retail stores in California, Florida, Kentucky, New Mexico, South Carolina, Virginia and West Virginia. Recreation USA, the nation's only publicly traded national retailer of recreational vehicles and boats, sells, services and finances more than 90 RV brands and several boat brands. The Company also markets its offerings through its Internet site at www.RecUSA.com.

The private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for certain forward-looking statements. The statements contained in this news release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance these expectations and believes about future events are accurate. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors. These factors include the following: the fact that our auditors have expressed doubt concerning our ability to continue as a going concern; our need to continue to have access to floor plan financing for inventory, which may become unavailable to us; our ability to close any more sales of units in the private placement; less-than-expected consumer demand for our products; pricing pressures; and other competitive factors. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the ongoing risks and uncertainties of the Company's business, please see our filings with the Securities and Exchange Commission.

                                       ###



                             Corporate Headquarters
     200 East Broward Boulevard, Suite 920 o Fort Lauderdale, Florida 33301
      Telephone: (954) 522-9903 o Facsimile (954) 522-9906 o www.RecUSA.com